Exhibit 10.11

AMENDMENT TO PUT OPTION AGREEMENT

This Amendment to Put Option Agreement (the “Amendment”) dated as of February 26, 2010, by and among Gulfstream International Group, Inc., a corporation organized under the laws of the State of Delaware (“Company”) and  Shelter Island Opportunity Fund, LLC (together with its permitted assigns, the “Holder”).

The Holder and Company are parties to a certain Securities Purchase Agreement dated as of August 31, 2008 (as the same may be amended, supplemented or restated from time to time, the “Securities Purchase Agreement”) pursuant to which the Holder agreed to purchase from the Company the Debenture (as defined in the Securities Purchase Agreement), subject to the terms and conditions thereof.

To induce Holder to enter into the Securities Purchase Agreement, Company executed a Put Option Agreement, dated as of August 31, 2008 (the “Put Option Agreement”) giving the Holder the right to require Company to repurchase from the Holder shares of Common Stock of the Company.

Company has requested that Holder forbearance from exercising certain of its rights and remedies under the Securities Purchase Agreement and amend certain terms and conditions of the Debenture pursuant to that certain Forbearance Agreement and Amendment to Debenture between Holder and Company of even date herewith (the “Forbearance Agreement”).  All references to the Securities Purchase Agreement herein shall refer to the Securities Purchase Agreement as amended by the Forbearance Agreement.

To induce Holder to enter into the Forbearance Agreement, Company will amend the Put Option Agreement as set forth in this Amendment.  All references to the Put Option Agreement herein shall refer to the Put Option Agreement as amended hereby.  Capitalized terms used herein, but not specifically defined herein, shall have the meanings provided for such terms in the Put Option Agreement.

ACCORDINGLY, Company, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.           As of the date hereof, the first sentence of the introductory paragraph of the Put Option Agreement is amended and restated in its entirety to read as follows:

“Gulfsteam International Group, Inc., a corporation organized under the laws of the State of Delaware (“Company”), hereby agrees that, for value received, Shelter Island Opportunity Fund, LLC, its successors or assigns (the “Holder”), is entitled, subject to the terms set forth below, to require the Company (as defined herein) from and after the earlier of (i) any material breach of the terms or conditions of  (w) the Securities Purchase Agreement dated as of August 31, 2008 (as may be amended from time to time, the “Securities Purchase Agreement”), (x) any other Transaction Document (as defined in the Securities Purchase Agreement), (y) the Forbearance Agreement and Amendment to Debenture (the “Forbearance Agreement”), dated as of February 26, 2010, by and among the Company and the Holder, or (z) any agreements or amendments to Transaction Documents contemplated by the Forbearance Agreement, (ii)  the occurrence of any Event of Default under the Company’s $5,100,000 Secured Original Issue Discount Debenture issued to the initial Holder on August 31, 2008 (the “Debenture”), (iii) the repayment in full of all amounts owed to the Holder under the Debenture or (iv) the date that is 36 months after the Closing Date (as such term is defined in the Securities Purchase Agreement) (the “Put Commencement Date”), until August 31, 2014 (the “Put Termination Date”), to repurchase from Holder at the Exercise Price (as defined herein) up to the maximum number of shares (the “Put Share”) of Common Stock (as defined herein) that are issuable, but not yet issued, pursuant to the Put Warrant (as defined in the Forbearance Agreement) that was issued by the Company to the Holder upon the execution of the Forbearance Agreement (the “Warrant”).”

2.           As of the date hereof, the final sentence of Section 1 of the Put Option Agreement is amended and restated in its entirety to read as follows:

“The Exercise Price applicable for all the Put Shares under this Put Option shall be equal to $1,050,000, or $15.00 per share.”

2.           Company affirms that as of the date hereof there exists no defense, set-off, recoupment, claim or counterclaim of any nature whatsoever to the Put Option Agreement and that the obligations and liability of Company under the Put Option Agreement, and the covenants, representations and warranties of Company thereunder, remain absolute, unconditional and in full force and effect.  To the extent that any such defenses, claims or counterclaims against the Holder may exist, Company waives and releases the Holder from same.

3.           All other terms and conditions of the Put Option Agreement remain unchanged and in full force and effect.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

GULFSTREAM INTERNATIONAL GROUP, INC.

By:	/s/ Thomas A. McFall
Name: Thomas A. McFall
Title: Chairman

SHELTER ISLAND OPPORTUNITY FUND, LLC

By:	/s/ Michael Coiley
Name: Michael Coiley
Title: Authorized Signor